January 23, 2014 ©2014 DISCOVER FINANCIAL SERVICES 4Q13 Financial Results Exhibit 99.3

Notice The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discoverfinancial.com) and the SEC’s website (www.sec.gov). Company financial data presented herein is based on a calendar year. As previously reported, the Company changed its fiscal year end from November 30 to December 31 of each year, effective beginning with the 2013 fiscal year. For more information, see the Company's Current Report on Form 8-K dated March 5, 2013, which includes the Company's financial results on a calendar-year basis for each quarter in 2012 and 2011, as well as the twelve months ended December 31, 2012, 2011 and 2010, and is available on the Company’s website and the SEC’s website. The information provided herein includes certain non-GAAP financial measures. The reconciliations of such measures to the comparable GAAP figures are included at the end of this presentation, which is available on the Company’s website and the SEC’s website. The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended November 30, 2012 and under “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's Quarterly Report on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, which are filed with the SEC and available at the SEC's website. The Company does not undertake to update or revise forward-looking statements as more information becomes available. 2

4Q13 Summary Financial Results

($MM, except per share data)	4Q13	4Q12	B / (W) $ Δ	B / (W) % Δ
Revenue Net of Interest Expense	$2,129	$2,016	$113	6%
Provision for Loan Losses	354	370	16	4%
Operating Expense	838	803	(35)	(4%)
Direct Banking	911	811	100	12%
Payment Services	26	32	(6)	(19%)
Total Pre-Tax Income	937	843	94	11%
Pre-tax, Pre-Provision Income[(1)]	**1,291**	**1,213**	**78**	**6%**
Income Tax Expense	335	304	(31)	(10%)
Net Income (Loss)	$602	$539	$63	12%
Diluted EPS	**$1.23**	**$1.06**	**$0.17**	**16%**
ROE	**22%**	**22%**		

- Diluted EPS of $1.23, up 16% YOY driven primarily by revenue growth and share repurchases
- Revenue net of interest expense of $2.1Bn, up 6% YOY due to loan growth and net interest margin expansion
- Lower provision for loan losses driven by lower charge-offs and a smaller reserve addition
- Increase in operating expenses driven by higher headcount and other expenses

Note(s)

1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the company's performance; see appendix for reconciliation

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4Q12 4Q13 80 70 60 50 40 30 20 10 0 Total Card Student Personal $62.6 $51.1 $7.8 $3.3 $65.8 $53.1 $8.1 $4.2 4Q12 4Q13 50 40 30 20 10 0 DN Proprietary PULSE Diners(1)Network Partners $29.7 $40.4 $7.2 $2.5 $30.6 $40.4 $6.8 $2.6 4Q13 Loan and Volume Growth 4 Volume ($Bn)Ending Loans ($Bn) Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment Total +5% Card +4% Student +5% Personal +27% PULSE 0% Diners(1) -5% Network Partners +6% Proprietary +3%

4Q13 Revenue Detail

($MM)	4Q13	4Q12	B / (W) $ Δ	B / (W) % Δ
Interest Income	$1,842	$1,740	$102	6%
Interest Expense	273	312	39	13%
Net Interest Income	1,569	1,428	141	10%
Discount/Interchange Revenue	574	559	15	3%
Rewards Cost	295	318	23	7%
Net Discount/Interchange Revenue	279	241	38	16%
Protection Products Revenue	84	98	(14)	(14%)
Loan Fee Income	85	83	2	2%
Transaction Processing Revenue	46	55	(9)	(16%)
Other Income	66	111	(45)	(41%)
Revenue Net of Interest Expense	$2,129	$2,016	$113	6%
Direct Banking	$2,044	$1,929	$115	6%
Payment Services	85	87	(2)	(2%)
Revenue Net of Interest Expense	$2,129	$2,016	$113	6%

($MM)	4Q13	4Q12	Change QOQ	Change YOY
Discover Card Sales Volume	$29,530	$28,728	$1,541	$802
Rewards Rate [1]	1.00%	1.11%	2 bps	-11 bps

- Net interest income of $1.6Bn, up 10% YOY due to loan growth, funding cost improvement and yield expansion
- Discount and interchange revenue of $574MM, up 3% YOY, driven by an increase in card sales
- Rewards rate declined 11bps YOY
- Other income decreased by $45MM due to lower direct mortgage related income
- Payment Services revenue was down due to lower transaction processing revenue at PULSE

Note(s)
1. Rewards cost divided by Discover card sales volume

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4Q13 Net Interest Margin 6 • Total interest yield of 11.38% increased 9bps YOY due to yield expansion for credit card, private student and personal loans • Credit card yield of 12.08% increased 6bps YOY due to lower interest charge-offs and a modestly higher portion of customers revolving balances • Net interest margin on receivables increased 41bps due to funding cost tailwinds and higher loan yields Change (%) 4Q13 QOQ YOY Total Interest Yield 11.38% 9 bps 9 bps NIM on Receivables 9.81% 17 bps 41 bps NIM on Interest-Earning Assets 8.23% -5 bps 40 bps 4Q13 4Q12 ($MM) Average Balance Rate Average Balance Rate Credit Card $50,957 12.08% $49,173 12.02% Private Student 8,124 6.63% 7,750 6.48% Personal 4,114 12.53% 3,248 12.41% Home Loans and Other 248 3.12% 306 3.30% Total Loans 63,443 11.38% 60,477 11.29% Other Interest-Earning Assets 12,149 0.74% 12,097 0.80% Total Interest-Earning Assets $75,592 9.67% $72,574 9.54% Direct to Consumer and Affinity $28,592 1.33% $27,890 1.57% Brokered Deposits and Other 15,669 1.58% 14,119 2.43% Interest Bearing Deposits 44,261 1.42% 42,009 1.86% Borrowings 19,797 2.30% 19,614 2.32% Total Interest-Bearing Liabilities $64,058 1.69% $61,623 2.01%

B / (W) ($MM) 4Q13 4Q12 $ Δ % Δ Employee Compensation and Benefits $297 $280 ($17) (6%) Marketing and Business Development 189 187 (2) (1%) Information Processing & Communications 89 77 (12) (16%) Professional Fees 108 115 7 6% Premises and Equipment 22 22 0 0% Other Expense 133 122 (11) (9%) Total Operating Expense $838 $803 ($35) (4%) Direct Banking $781 $748 ($33) (4%) Payment Services 57 55 (2) (4%) Total Operating Expenses $838 $803 ($35) (4%) Operating Efficiency(1) 39.4% 39.8% 47 bps 4Q13 Operating Expense Detail 7 • Employee compensation and benefits of $297MM, up 6% YOY, primarily due to higher headcount • Information processing and communication expense of $89MM, up 16% YOY, due to reclassification of expenses previously included in employee compensation and benefits Note(s) 1. Defined as reported noninterest expense divided by total revenue (net interest income and noninterest income)

4Q13 Provision for Loan Losses and Credit Quality

($MM)	4Q13	4Q12	B / (W) $ Δ	B / (W) % Δ
Net Principal Charge-Off	$304	$313	$9	3%
Reserve Changes build/(release)	50	57	7	12%
Total Provision for Loan Loss	$354	$370	$16	4%

(%)	4Q13	Change QOQ	Change YOY
Credit Card Loans			
Gross Principal Charge-Off Rate	2.98%	-4 bps	-39 bps
Net Principal Charge-Off Rate	2.09%	4 bps	-22 bps
30-Day Delinquency Rate	1.72%	5 bps	-7 bps
Reserve Rate	2.65%	-12 bps	-50 bps
Private Student Loans			
Net Principal Charge-Off Rate (excl. PCI Loans)[1]	1.41%	8 bps	41 bps
30-Day Delinquency Rate (excl. PCI Loans)[1]	1.66%	6 bps	44 bps
Reserve Rate (excl. PCI Loans)[1]	2.14%	-4 bps	-30 bps
Personal Loans			
Net Principal Charge-Off Rate	2.00%	-1 bps	-47 bps
30-Day Delinquency Rate	0.70%	5 bps	-7 bps
Reserve Rate	2.67%	1 bps	-35 bps
Total Loans			
Gross Principal Charge-Off Rate (excl. PCI Loans)[1]	2.82%	-4 bps	-37 bps
Net Principal Charge-Off Rate (excl. PCI Loans)[1]	2.03%	3 bps	-21 bps
30-Day Delinquency Rate (excl. PCI Loans)[1]	1.64%	4 bps	-5 bps
Reserve Rate (excl. PCI Loans)[1]	2.63%	-10 bps	-46 bps

- Net charge-offs of $304MM, down 3% YOY due to improvement in credit
- Reserve build of $50MM due to a $28MM PCI accounting treatment for higher expected losses on a portion of the purchased student loans and loan growth
- Card net-charge off rate increased 4bps QOQ to 2.09%
- Card 30+ day delinquency rate of 1.72% increased 5bps QOQ
- Student loan net charge-off rate excluding PCI loans of 1.41%, up 8bps QOQ and 41bps YOY due to a larger portion of the portfolio entering repayment

Note(s)

1. Excludes PCI loans which are accounted for on a pooled basis. Since a pool is accounted for as a single asset with a single composite interest rate and aggregate expectation of cash flows, the past-due status of a pool, or that of the individual loans within a pool, is not meaningful. Because the company is recognizing interest income on a pool of loans, it is all considered to be performing

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Capital Position 9 Note(s) 1. Tier 1 common capital (non-GAAP measure) as a percent of risk-weighted assets under Basel I; see appendix for reconciliation 2. Tangible Common Equity ("TCE") is a non-GAAP measure; see appendix for reconciliation 3. Tangible Assets ("TA") represents total assets less goodwill and intangibles Tier 1 Common Ratio(1) Capital Ratios 4Q13 3Q13 4Q12 Tier 1 Common Ratio (1) 14.3% 14.7% 13.6% TCE/TA (2,3) 12.4% 12.7% 12.1% Total Risk Based Ratio 17.4% 17.9% 16.8% Tier 1 Risk Based Ratio 15.2% 15.6% 14.5% Tier 1 Leverage Ratio 13.4% 13.7% 12.7% 4Q12 Asset Growth and Other Net Income Capital Deployment 4Q13 13.6% -2.3% -0.8% 14.3% 3.8%

Appendix

Reconciliation of GAAP to Non-GAAP Data

(unaudited, in millions)	Quarter Ended Dec 31, 2013	Dec 31, 2012
Provision for loan losses	$354	$370
Income before income taxes	937	843
Pre-tax, pre-provision income[1]	$1,291	$1,213

(unaudited, in millions)	Quarter Ended Dec 31, 2013	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012
GAAP total common equity	$10,249	$10,042	$9,888	$9,739	$9,313
Less: Goodwill	(284)	(284)	(284)	(286)	(286)
Less: Intangibles	(185)	(188)	(191)	(187)	(189)
Tangible common equity[2]	$9,780	$9,570	$9,413	$9,266	$8,838
Effect of certain items in accumulated other comprehensive income (loss) excluded from tier 1 common capital	69	110	106	83	72
Total tier 1 common capital[3]	$9,849	$9,680	$9,519	$9,349	$8,910
Risk weighted assets	$68,649	$65,741	$65,087	$63,598	$65,522
Tier 1 common capital ratio [4]	14.3%	14.7%	14.6%	14.7%	13.6%
GAAP book value per share	$22.89	$22.14	$21.52	$20.90	$19.83
Less: Goodwill	(0.60)	(0.59)	(0.59)	(0.58)	(0.58)
Less: Intangibles	(0.39)	(0.39)	(0.40)	(0.38)	(0.38)
Less: Preferred Stock	(1.19)	(1.17)	(1.15)	(1.14)	(1.12)
Tangible common equity per share	$20.71	$19.99	$19.38	$18.80	$17.75

(1) Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the company's performance.

(2) Tangible common equity ("TCE"), a non-GAAP financial measure, represents common equity less goodwill and intangibles. A reconciliation of TCE to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use TCE and definitions may vary, so we advise users of this information to exercise caution in comparing TCE of different companies. TCE is included because management believes that common equity excluding goodwill and intangibles is a more meaningful measure to investors of the true net asset value of the company.

(3) Tier 1 common capital, a non-GAAP financial measure, represents common equity and the effect of certain items in accumulated other comprehensive income (loss) excluded from tier 1 common capital, less goodwill and intangibles. A reconciliation of tier 1 common capital to common equity, a GAAP financial measure, is shown above. Other financial services companies may also use tier 1 common capital and definitions may vary, so we advise users of this information to exercise caution in comparing tier 1 common capital of different companies. Tier 1 common capital is included to support the tier 1 common capital ratio which is meaningful to investors to assess the quality and composition of the Company's capital.

(4) Tier 1 common capital ratio is calculated using tier 1 common capital, a non-GAAP measure, divided by risk weighted assets.

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